Locke Liddell & Sapp LLP

Attorneys & Counselors

2200 Ross Avenue		(214) 740-8784
Suite 2200		Fax: (214) 740-8800
Dallas, Texas 75201-6776	Austin • Dallas • Houston • New Orleans

EXHIBIT 8.1

June 20, 2005

American Campus Communities, Inc.
805 Las Cimas Parkway, Suite 400
Austin, TX 78746

Ladies and Gentlemen:

      We have acted as counsel to American Campus Communities, Inc., a Maryland corporation (the “Company”), in connection with the issuance and sale of 3,910,000 shares of the Company’s common stock in accordance with the Registration Statement of the Company on Form S-11 (the “Registration Statement”) and related prospectus in connection therewith (the “Prospectus”), which Form S-11 was filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

      For the purposes of rendering our opinion, we have examined and are relying upon such documents (including all exhibits and schedules attached thereto) as of this date that we have deemed relevant or necessary, including:

      1. The Articles of Incorporation, as amended by the Articles of Amendment and Restatement, of the Company, and bylaws of the Company;

      2. The Registration Statement and Prospectus; and

      3. Such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinion referred to in this letter, and our opinion is conditioned upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the factual representations and warranties, covenants and statements contained therein.

      This opinion is also subject to and conditioned upon the representations contained in a written officer’s certificate to counsel executed by an officer of the Company (the “Representation Letter”). The initial and continuing truth and accuracy of the representations contained in the Representation Letter at all relevant times constitutes an integral basis for the opinion expressed herein and this opinion is conditioned upon the initial and continuing truth and accuracy of these representations at all relevant times.

      We have reviewed the descriptions set forth in the Registration Statement of the Company and its investments, activities, operations and governance. We have relied upon the facts set forth in the Registration Statement and upon the factual representations of officers of the Company. In addition, we have relied on certain additional facts and assumptions described

American Campus Communities, Inc.
June 20, 2005

below. In connection with rendering this opinion, we have assumed to be true and are relying upon (without any independent investigation or review thereof):

      A. The authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and authenticity of the originals of such documents, and the conformity of final documents to all documents submitted to us as drafts, and the authenticity of such final documents;

      B. The genuineness of all signatures and the authority and capacity of the individual or individuals who executed any such document on behalf of any person;

      C. All representations and statements set forth in such documents (including the Representation Letter) are true and correct;

      D. All obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms;

      E. All records made available to us are accurate and complete;

      F. All representations, warranties and other statements made by all parties are true and correct; and

      G. All covenants contained in the Representation Letter have been and will be performed without waiver or breach of any provision thereof.

      We have further assumed the accuracy of the statements and descriptions of the Company’s intended activities as described in the Registration Statement and the Prospectus and that the Company will operate in accordance with the method of operation described in the Registration Statement and the Prospectus. We have also assumed, without investigation, that all documents, certificates, representations, warranties and covenants upon which we have relied in rendering the opinions set forth below and that were given or dated earlier than the date of this letter continue to remain accurate, insofar as relevant to the opinions set forth herein, from such earlier date through and including the date of this letter.

      Based upon our examination of the foregoing items, subject to the assumptions, exceptions, limitations and qualifications set forth herein and therein and provided the Company files a proper election to be taxed as a REIT with its timely filed federal income tax return for the taxable year ended December 31, 2004, we are of the opinion that: (i) for the taxable year ended December 31, 2004, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”); (ii) the Company’s current manner of organization and proposed method of operation will enable the Company to continue to satisfy the requirements for qualification as a REIT under the Code for taxable years ending after December 31, 2004; and (iii) the discussion contained under the caption “Federal Income Tax Consequences” in the Registration Statement accurately reflects existing law and fairly addresses the material federal

American Campus Communities, Inc.
June 20, 2005

income tax issues described therein; provided that, the Company operates in accordance with the methods of operation described in the Registration Statement and the Prospectus, and in a manner consistent with the representations in the Representation Letter concerning the Company’s intended method of operation.

      In addition to the assumptions set forth above, this opinion is subject to the following exceptions, limitations and qualifications:

      1. Our opinions expressed herein are based upon our interpretation of the current provisions of the Code and existing judicial decisions, administrative regulations and published rulings and procedures. Our opinions only represent our best judgment and are not binding upon the Internal Revenue Service or courts and there is no assurance that the Internal Revenue Service will not successfully challenge the conclusions set forth herein. The Internal Revenue Service has not yet issued regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. Consequently, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. We undertake no obligation to advise you of changes in law which may occur after the date hereof.

      2. Our opinions are limited to the federal income tax matters addressed herein, and no other opinions are rendered with respect to any other matter not specifically set forth in the foregoing opinion.

      3. Our opinions are limited in all respects to the federal tax law of the United States and we express no opinion as to various state, local or foreign tax consequences.

      4. The Company’s qualification and taxation as a REIT depend upon the Company’s ability to satisfy through actual operating results the applicable asset composition, source of income, shareholder diversification, distribution, record keeping and other requirements of the Code necessary to qualify and be taxed as a REIT.

      5. The foregoing opinions are based upon the proposed method of operation as described in the Registration Statement and the Prospectus and the representations and covenants set forth in the Representation Letter and other documents described herein. We undertake no obligation to review at any time in the future whether the Company has fulfilled the requirements listed in paragraph 4 of this letter and, consequently, no assurance can be given that the actual results of the Company’s operations for any taxable year will satisfy the requirements of the Code necessary to qualify or be taxed as a REIT. Further, we assume no obligation to advise you of any changes in our opinion subsequent to the delivery of this opinion letter.

      6. In the event any one of the statements, representations, warranties, covenants or assumptions we have relied upon to issue this opinion is incorrect in a

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June 20, 2005

material respect, our opinions might be adversely affected and if so may not be relied upon.

      This opinion is furnished to you for the purpose of complying with applicable securities laws. This opinion may not be used or relied upon by any other person other than your investors or for any other purpose and may not be circulated, quoted or otherwise referred to for any purpose without our prior written consent. We hereby consent to the reference to us under the caption “Federal Income Tax Consequences” in the Registration Statement, and to the filing of this opinion as an Exhibit to the Registration Statement, without implying or admitting that we are experts within the meaning of the Securities Act with respect to any part of the Registration Statement.

Very truly yours, LOCKE LIDDELL & SAPP LLP
By:	/s/ Donald A. Hammett, Jr.
Donald A. Hammett, Jr.